                                                                    EXHIBIT 99.1

                                                        [INVERESK RESEARCH LOGO]

                            INVERESK RESEARCH REPORTS
                       THIRD QUARTER 2003 EARNINGS RESULTS

             THIRD QUARTER REVENUES INCREASE 26.2% TO $70.6 MILLION

            THIRD QUARTER REPORTED DILUTED EPS OF $0.25 (2002 $0.20)

        PRO FORMA DILUTED EPS INCREASES 21% TO $0.29 IN THE THIRD QUARTER
                 COMPARED WITH THE CORRESPONDING PERIOD IN 2002


-        CONTINUED STRENGTH IN 3RD QUARTER:

         -        Net service revenue increased by 26.2% to $70.6 million

         - Diluted earnings per share $0.25 (pro forma $0.29) - a 25% increase compared with the corresponding period in 2002 (pro forma, 21% increase)

         - Income from operations $11.9 million (pro forma $12.7 million), a 16.8% operating margin (17.9% on a pro forma basis), including $0.2 million amortization of intangibles

-        SUSTAINED GROWTH FOR Q4 AND BEYOND:

         - PharmaResearch acquisition completed and integration plan implemented

         -        Stage I expansion in Edinburgh completed, now fully occupied

         - Q3 new business signings $67 million, year-to-date new business signings $213 million

         - 2003 full-year diluted EPS forecast to be $1.07 - $1.08 (pro forma)

- YEAR-TO-DATE CASH FLOW FROM OPERATIONS $32.8 MILLION, BEFORE CAPITAL EXPENDITURE OF $18.1 MILLION

CARY, NC, OCTOBER 28, 2003 - Inveresk Research Group, Inc. (Nasdaq: IRGI) today announced results for the quarterly period ended September 30, 2003. Net service revenue for the third quarter was $70.6 million, an increase of 26.2% compared with the same period in 2002. Income from operations in the quarter was $11.9 million, compared with income from operations of $11.7 million for the same period in 2002. Net income in the third quarter of 2003 was $10.0 million, or $0.25 per share on a diluted basis.

On a pro forma basis, income from operations totaled $12.7 million in the third quarter or 17.9% of net service revenue. Pro forma net income in the third quarter of 2003 was $10.8 million, equivalent to $0.29 per share on a diluted basis.

"Inveresk Research recorded another strong quarter's results in terms of profits and cash flows. Year-on-year growth in our European pre-clinical and Phase I operations has been highly creditable, although offset partially by the challenging environment relative to 2002 faced by our North American pre-clinical operations" said Walter Nimmo, President and Chief Executive Officer of Inveresk Research Group, Inc. "As anticipated, the quarter also saw a positive contribution to both revenues and earnings from the recently acquired PharmaResearch business."

Net cash provided by operating activities totaled $32.8 million in the nine months ended September 30, 2003 ($17.4 million in the first nine months of 2002). Capital expenditure totaled $18.1 million during the same period.

During the third quarter new business signings totaled $67 million, $213 million for the first nine months of 2003. "Enquiry levels remain strong across the whole of Inveresk. During the third quarter, new business signings in our pre-clinical business segment exceeded management's targets but signings in our clinical business were impacted in the short-term by the PharmaResearch acquisition. However, significant new business awards in the clinical business soon after the quarter-end gives us confidence that clinical signings are recovering and will achieve our target by the end of the next quarter" said Walter Nimmo.

At September 30, 2003 backlog amounted to approximately $259 million. Net days sales outstanding were 31 days.

Specific factors influencing third quarter 2003 results included: (i) continued strength in the European pre-clinical business offset by difficult trading conditions for CTBR, our North American pre-clinical business, (ii) accelerated growth in our Phase I clinical business, together with a first time contribution by PharmaResearch, (iii) beneficial exchange rate movements positively impacting US dollar equivalent revenues and profits of our European and Canadian operations, (iv) a foreign exchange translation gain of $0.3 million (compared with a gain of $0.6 million in Q3, 2002), (v) a charge of $0.8 million relating to the restructuring and integration of the PharmaResearch acquisition, and (vi) a gain of $0.4 million on the mark-to-market valuation at September 30, 2003 of swaps entered into to limit our exposure to interest rate fluctuations.

Walter Nimmo said: "the integration of the PharmaResearch acquisition is progressing to plan. We have also now completed Stage I of the current expansion at our Edinburgh pre-clinical facility and are pleased to say that the new toxicology suites are now fully occupied." Nimmo added: "Demand for the services of our European pre-clinical operations remains very strong. The situation is now much stronger in the North American pre-clinical market, although our fourth quarter results will be impacted by sub-optimal business mix. Current enquiry levels and strong new business signings give us confidence that we will see a rebound in growth and profitability at CTBR in 2004." Nimmo concluded: "For 2003 we would forecast diluted EPS, on a pro forma basis, of $1.07 to $1.08."

                               -- ends --


Conference Call and Webcast Information

Inveresk Research will host a live conference call and webcast tomorrow, October 29, 2003 at 10.00 a.m. EST to discuss its second quarter performance. To access the webcast, please visit http://www.inveresk.com. A replay of the webcast will be available shortly after the call until 5.00 p.m. EST on Wednesday, November 5, 2003.

Contacts:

Paul Cowan, Chief Financial Officer        Matt Dallas
Inveresk Research Group, Inc.              Financial Dynamics
1 (919) 462 2354                           1 (212) 850 5627
paul.cowan@inveresk.com                    mdallas@fd-us.com

Information on Inveresk Research

Inveresk Research is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its Pre-clinical and Clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk Research is one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company's client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and speciality pharmaceutical companies. For more information on Inveresk Research, visit our Web site at http://www.inveresk.com.

Statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest and foreign exchange rate fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty or other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-3 and Form 10-K.

This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present this non-GAAP supplemental financial information because we believe it is of interest to the investment community and provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the three and nine month periods ended September 30, 2003 and 2002.

                          INVERESK RESEARCH GROUP, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                ($ IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)
                                   (UNAUDITED)

                                                            QUARTER           QUARTER         NINE MONTHS       NINE MONTHS
                                                             ENDED             ENDED             ENDED             ENDED
                                                          SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                              2003              2002              2003              2002
                                                          ------------      ------------      ------------      ------------
Net service revenue .................................     $     70,571      $     55,923      $    195,290      $    164,635
Direct costs excluding depreciation .................          (37,372)          (27,780)         (100,729)          (81,977)
                                                          ------------      ------------      ------------      ------------
                                                                33,199            28,143            94,561            82,658
Selling, general and administrative expenses:
  Compensation expense in respect of stock options
     and management equity incentives ...............               --                --                --           (53,020)
  Stamp duty arising on change of ultimate parent
     company ........................................               --                --                --            (1,545)
  Share offering expenses ...........................               --                --              (658)               --
  Restructuring and integration costs arising from
     business acquisitions ..........................             (798)               --              (798)               --
  Other selling, general and administrative expenses           (17,260)          (13,759)          (50,414)          (41,533)
Depreciation ........................................           (3,045)           (2,689)           (9,083)           (7,510)
Amortization of intangibles .........................             (232)               --              (232)               --
                                                          ------------      ------------      ------------      ------------
Income (loss) from operations .......................           11,864            11,695            33,376           (20,950)
Interest income .....................................              126                83               292               283
Write off of deferred debt issue and other costs
    related to our former bank facilities ...........             (671)           (2,031)             (671)           (2,031)
Interest expense ....................................             (528)             (989)           (2,509)          (10,206)
                                                          ------------      ------------      ------------      ------------
Income (loss) before income taxes ...................           10,791             8,758            30,488           (32,904)
Provision for income taxes ..........................           (1,227)           (1,419)           (3,388)           (4,508)
                                                          ------------      ------------      ------------      ------------
Net income (loss) ...................................     $      9,564      $      7,339      $     27,100      $    (37,412)
                                                          ============      ============      ============      ============


Earnings (loss) per share:
    Basic ...........................................     $       0.26      $       0.21      $       0.75      $      (1.30)
    Diluted .........................................     $       0.25      $       0.20      $       0.72      $      (1.30)
Number of shares and common stock equivalents used in
    computing loss per share:
    Basic ...........................................       36,505,169        35,570,449        36,314,648        27,637,956
    Diluted .........................................       37,720,565        37,385,219        37,530,044        27,637,956

                          INVERESK RESEARCH GROUP, INC.

             PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (NOTE)
                ($ IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)
                                   (UNAUDITED)

                                    PRO FORMA


                                                            QUARTER           QUARTER         NINE MONTHS       NINE MONTHS
                                                             ENDED             ENDED             ENDED             ENDED
                                                          SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                              2003              2002              2003              2002
                                                          ------------      ------------      ------------      ------------
Net service revenue .................................     $     70,571      $     55,923      $    195,290      $    164,635
Direct costs excluding depreciation .................          (37,372)          (27,780)         (100,729)          (81,977)
                                                          ------------      ------------      ------------      ------------
                                                                33,199            28,143            94,561            82,658
Selling, general and administrative expenses ........          (17,260)          (13,759)          (50,414)          (41,533)
Depreciation ........................................           (3,045)           (2,689)           (9,083)           (7,510)
Amortization of intangibles .........................             (232)               --              (232)               --
                                                          ------------      ------------      ------------      ------------
Income from operations ..............................           12,662            11,695            34,832            33,615
Interest expense, net ...............................             (402)             (565)           (2,217)           (2,353)
                                                          ------------      ------------      ------------      ------------
Income before income taxes ..........................           12,260            11,130            32,615            31,262
Provision for income taxes ..........................           (1,428)           (1,971)           (3,589)           (7,229)
                                                          ------------      ------------      ------------      ------------
Net income ..........................................           10,832             9,159            29,026            24,033
                                                          ============      ============      ============      ============


Earnings per share:
    Basic ...........................................     $       0.30      $       0.26      $       0.80      $       0.67
    Diluted .........................................     $       0.29      $       0.24      $       0.77      $       0.64
Number of shares and common stock equivalents used in
    computing earnings per share:
    Basic ...........................................       36,505,169        35,831,318        36,314,648        35,696,350
    Diluted .........................................       37,720,565        37,646,089        37,530,044        37,511,121

NOTE:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

A detailed explanation and reconciliation of actual and pro forma income financial measures is set out on page 8 and 9.

                          INVERESK RESEARCH GROUP, INC.

                           PRO FORMA SEGMENT ANALYSIS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                             QUARTER        QUARTER        NINE MONTHS    NINE MONTHS
                                                               ENDED          ENDED            ENDED          ENDED
                                                           SEPTEMBER 30,  SEPTEMBER 30,    SEPTEMBER 30,  SEPTEMBER 30,
                                                                2003           2002             2003           2002
                                                           ----------------------------    ----------------------------
NET SERVICE REVENUE:

       Pre-clinical ...................................     $  41,590       $  35,236       $ 120,150       $ 106,082

       Clinical .......................................        28,981          20,687          75,140          58,553

       TOTAL ..........................................        70,571          55,923         195,290         164,635

NET SERVICE REVENUE LESS DIRECT COSTS EXCLUDING
DEPRECIATION:

       Pre-clinical ...................................        21,807          19,330          64,267          58,755

       Clinical .......................................        11,392           8,813          30,294          23,903

       TOTAL ..........................................        33,199          28,143          94,561          82,658

NET SERVICE REVENUE LESS DIRECT COSTS, EXCLUDING
DEPRECIATION, AS A PERCENTAGE OF NET SERVICE REVENUE:

       Pre-clinical ...................................          52.4%           54.9%           53.5%           55.4%

       Clinical .......................................          39.3%           42.6%           40.3%           40.8%

       TOTAL ..........................................          47.0%           50.3%           48.4%           50.2%

PRO FORMA INCOME FROM OPERATIONS (NOTE):

       Pre-clinical ...................................        11,668          10,839          32,656          32,577

       Clinical .......................................         2,980           2,786           8,040           5,937

       Pro forma corporate overhead ...................        (1,986)         (1,930)         (5,864)         (4,899)

       TOTAL ..........................................        12,662          11,695          34,832          33,615

PRO FORMA INCOME FROM OPERATIONS AS A PERCENTAGE OF NET
SERVICE REVENUE (NOTE):

       Pre-clinical ...................................          28.1%           30.8%           27.2%           30.7%

       Clinical .......................................          10.3%           13.5%           10.7%           10.1%

       TOTAL ..........................................          17.9%           20.9%           17.8%           20.4%

NOTE:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

A detailed explanation and reconciliation of actual and pro forma income financial measures is set out on page 8 and 9.

                          INVERESK RESEARCH GROUP, INC.

                         CONSOLIDATED BALANCE SHEET DATA
                                ($ IN THOUSANDS)

                               SEPTEMBER
                                30, 2003     DECEMBER 31,
                              (UNAUDITED)        2002
                               ---------      ---------
Total current assets .....     $ 112,812      $  88,327
Total other assets .......       309,122        244,140
Total current liabilities       (103,801)       (76,898)
Total other liabilities ..      (120,433)      (103,166)
                               ---------      ---------
TOTAL SHAREHOLDERS' EQUITY     $ 197,700      $ 152,403
                               =========      =========




                                CAPITAL EMPLOYED

                                      SEPTEMBER
                                       30, 2003     DECEMBER 31,
                                     (UNAUDITED)        2002
                                      ---------      ---------
Total shareholders' equity ......     $ 197,700      $ 152,403
Current portion of long-term debt         7,684            217
Long-term debt ..................        80,808         67,768
Cash and cash equivalents .......       (22,698)       (19,909)
                                      ---------      ---------
TOTAL CAPITAL EMPLOYED ..........     $ 263,494      $ 200,479
                                      =========      =========

                          INVERESK RESEARCH GROUP, INC.

                 RECONCILIATION OF ACTUAL AND PRO FORMA RESULTS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

(I)   INCOME (LOSS) FROM OPERATIONS

                                                                              NINE        NINE
                                                     QUARTER     QUARTER     MONTHS      MONTHS
                                                      ENDED       ENDED       ENDED       ENDED
                                                    SEPTEMBER   SEPTEMBER   SEPTEMBER   SEPTEMBER
                                                     30, 2003    30, 2002    30, 2003    30, 2002
                                                     -------     -------     -------     -------
Income (loss) from operations - reported .......      11,864      11,695      33,376     (20,950)
Pro forma adjustments (Note):
Compensation expense in respect of amendment and
   exercise of stock options ...................          --          --          --       4,545
Compensation expense in respect of stock options
   and management equity incentive .............          --          --          --      48,475
Stamp duty taxes arising on change of ultimate
   parent company ..............................          --          --          --       1,545
Share offering expenses ........................          --          --         658          --
Restructuring and integration costs arising from
   business acquisitions .......................         798          --         798          --
                                                     -------     -------     -------     -------
PRO FORMA INCOME FROM OPERATIONS ...............      12,662      11,695      34,832      33,615
                                                     =======     =======     =======     =======

(II)  INTEREST EXPENSE, NET

                                                                              NINE             NINE
                                           QUARTER          QUARTER          MONTHS           MONTHS
                                            ENDED            ENDED            ENDED            ENDED
                                          SEPTEMBER        SEPTEMBER       SEPTEMBER         SEPTEMBER
                                          30, 2003         30, 2002         30, 2003         30, 2002
                                           ------           ------           ------           ------
Interest expense, net - reported ......      (402)            (906)          (2,217)          (9,923)
Pro forma adjustments (Note):
Interest saving from IPO proceeds .....        --              341               --            7,570
                                           ------           ------           ------           ------
PRO FORMA INTEREST EXPENSE, NET .......      (402)            (565)          (2,217)          (2,353)
                                           ======           ======           ======           ======

(III) INCOME (LOSS) BEFORE INCOME TAXES

                                                          QUARTER          QUARTER        NINE MONTHS      NINE MONTHS
                                                           ENDED            ENDED            ENDED            ENDED
                                                         SEPTEMBER        SEPTEMBER        SEPTEMBER        SEPTEMBER
                                                         30, 2003         30, 2002         30, 2003         30, 2002
                                                          -------          -------          -------          -------
Income (loss) before income taxes - reported ...           10,791            8,758           30,488          (32,904)
Pro forma adjustments (Note):
Compensation expense in respect of amendment and
   exercise of stock options ...................               --               --               --            4,545
Compensation expense in respect of stock options
   and management equity incentive .............               --               --               --           48,475
Stamp duty taxes arising on change of ultimate
   parent company ..............................               --               --               --            1,545
Interest saving on IPO proceeds ................               --              341               --            7,570
Share offering expenses ........................               --               --              658               --
Restructuring and integration costs arising from
   business acquisitions .......................              798               --              798               --
Write off of deferred debt issue and other costs
   related to our former bank credit facilities               671            2,031              671            2,031
                                                          -------          -------          -------          -------
PRO FORMA INCOME BEFORE INCOME TAXES ...........           12,260           11,130           32,615           31,262
                                                          =======          =======          =======          =======

                          INVERESK RESEARCH GROUP, INC.

                                ($ IN THOUSANDS)
                                   (UNAUDITED)

(IV)  NET INCOME (LOSS)

                                                          QUARTER          QUARTER        NINE MONTHS      NINE MONTHS
                                                           ENDED            ENDED            ENDED            ENDED
                                                         SEPTEMBER        SEPTEMBER        SEPTEMBER        SEPTEMBER
                                                          30, 2003         30, 2002         30, 2003         30, 2002
                                                          -------          -------          -------          -------
Net income (loss) - actual .....................            9,564            7,339           27,100          (37,412)
Pro forma adjustments, after tax (Note):
Compensation expense in respect of amendment and
   exercise of stock options ...................               --               --               --            4,545
Compensation expense in respect of stock options
   and management equity incentive .............               --               --               --           48,475
Stamp duty taxes arising on change of ultimate
   parent company ..............................               --               --               --            1,545
Interest saving on IPO proceeds ................               --              239               --            5,299
Share offering expenses ........................               --               --              658               --
Restructuring and integration costs arising from
   business acquisitions .......................              798               --              798               --
Write off of deferred debt issue and other costs
   related to our former bank facilities .......              470            1,581              470            1,581
                                                          -------          -------          -------          -------
PRO FORMA NET INCOME ...........................           10,832            9,159           29,026           24,033
                                                          =======          =======          =======          =======

(V)   FORECAST EARNINGS PER SHARE

Forecast pro forma diluted EPS of $1.07 to $1.08 for the year to December 31, 2003 is before deducting (i) expenses of our withdrawn share offering, (ii) expenses relating to the restructuring and integration of the PharmaResearch acquisition, and (iii) expenses relating to the write off of deferred debt costs related to the repayment of our former bank credit facilities, together totaling $1.5 million after tax or approximately $0.04 per share on a fully-diluted basis.

NOTE:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

In the current year, the pro forma measures exclude the effect of (i) expenses relating to the restructuring and integration of the PharmaResearch acquisition, and (ii) expenses related to the write off of deferred debt issue costs related to the repayment and cancellation of bank facilities during the quarter ended September 30, 2003. For the nine months ended September 30, 2003, the pro forma measures exclude the effect of (i) expenses relating to our withdrawn share offering in March 2003, (ii) expenses related to the restructuring and integration of PharmaResearch acquisition, and (iii) expenses related to the write off of deferred debt issue costs related to the repayment of bank facilities during the period.

For the quarter and nine months ended September 30, 2002, the pro forma measures:

(i) adjust interest expense to remove the interest cost arising on our 10% unsecured subordinated loan stock due 2008 and on our pre-IPO bank debt (both of which were full repaid following our IPO in June 2002). It replaces these costs with interest on the $70 million drawn down after our IPO on the bank credit facilities put in place at the time, calculated at 5.0% per annum; and

(ii) exclude expenses relating to the write off of deferred debt issue costs related to the repayment and cancellation of our pre-IPO bank credit facilities during the period.

In addition to the above, for the nine months ended September 30, 2002, the pro forma measures exclude:

(i) the effect of compensation expense in respect of the amendment and exercise of stock options;

(ii) compensation expense in respect of stock options and management equity incentives recognized in connection with our IPO; and

(iii) stamp duty taxes arising on the change of our ultimate parent company in connection with our IPO.